UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 10, 2010
(Date of Earliest Event Reported)

FUND.COM INC.
 (Exact name of Registrant as specified in its charter)

Delaware	001-34027	30-0284778
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Wall Street, 20th Floor, New York, New York, 10005
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 618-1633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As previously reported by Fund.com Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2009, effective as of August 28, 2009, the Company, IP Global Investors Ltd. (“IPG”) and Equities Media Acquisition Corp. Inc., a principal stockholder of the Company (“EMAC”, and together with IPG, the “Lenders”), consummated the transactions under a line of credit agreement pursuant to which the Lenders provided the Company with a line of credit facility which superseded and restated in its entirety a prior $1.343 million credit agreement with IPG entered into in April 2009.  As part of the transactions contemplated by the line of credit agreement, the Lenders or their designees received an option (the “Option”), expiring December 31, 2009 (the “Option Period”), to purchase up to $5,000,000 of shares of Class A common stock of the Company at a price of $0.21 per share, or approximately 23.8 million shares of Class A common stock if the Option is fully exercised (the “Option Shares”).  The Lenders subsequently assigned the Option to Recovery Capital, Inc. or its designees (“Recovery Capital”), and Recovery Capital thereafter assigned all or a portion of the Option to Huntley Family Investments, LLC or is designees (the “Huntley Group”). The Huntley Group is affiliated with HTE Asset Management, LLC, the sub-advisor to the HTE Global Relative Value ETF, an actively managed exchange traded fund sponsored by the Company’s subsidiary, AdvisorShares.

On January 25, 2010, the Company agreed to extend the Option Period to February 15, 2010, and the Huntley Group exercised the Option and agreed to purchase all or a portion of the Option Shares.  To the extent not fully exercised by the Huntley Group, Recovery Capital retained the right to exercise the remaining portion of the Option.  All proceeds received by the Company from the Huntley Group are to be used exclusively to provide financing to enable the Company to consummate its proposed equity investment in Weston Capital Management LLC.

On February 10, 2010, the Huntley Group exercised a portion of the Option and paid $1,900,000 to the Company in exchange for the issuance by the Company of 9,047,619 Option Shares to COS Capital Partners I, LLC, a designee of the Huntley Group. In addition, on February 12, 2010, the Company agreed to further extend the Option Period to February 28, 2010.

Item 3.02    Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference.  The Company’s issuance of the Shares was made in reliance upon the exemption from registration for non-public offerings under §4(2) of the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Subscription Agreement for the Option Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUND.COM, INC.
(Registrant)

By:   /s/ Gregory Webster
Name:  Gregory Webster
Title:    Chief Executive Officer

Date:  February 16, 2010